GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

July 27, 2009	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS STRONG QUARTERLY AND YEAR-TO-DATE EARNINGS

Summary

German American Bancorp, Inc. today reported yet another quarter of strong earnings.  During the 2nd quarter, the Company earned $2,764,000, or $0.25 per share with 2009 year-to-date reported earnings of $5,706,000, or $0.52 per share.  Although 2009 reported earnings were less than the record levels of net income earned in 2008, the earnings difference is directly attributable to an increased level of deposit insurance premiums during 2009.  Exclusive of the additional $860,000 ($519,000 after-tax cost) of deposit insurance premium expense in the 2nd quarter of 2009, and the additional $1,169,000 ($706,000 after-tax cost) of deposit insurance premium expense recorded during the first six months of 2009 (compared to that expensed during the same quarter and year-to-date period of 2008), 2009 2nd quarter non-GAAP earnings would have been $3,283,000, or $0.30 per share, approximately 6% greater than last year’s record 2nd quarter earnings of $3,111,000, or $0.28 per share, and 2009 year-to-date non-GAAP earnings would have been $6,412,000, or $0.58 per share, representing a 5% improvement from the 2008 year-to-date reported earnings of $6,131,000, or $0.55 per share.  For reconciliation of non-GAAP earnings and earnings per share, see “Regulation G Disclosure” below.

Mark A. Schroeder, Chief Executive Officer of German American, commenting on the 2nd quarter and year-to-date results stated, “We continue to be extremely pleased that in the face of continued elevated FDIC insurance premium costs, we were able to post very solid quarterly and year-to-date financial performance.  FDIC’s deposit insurance reserves are funded by industry assessments, meaning that in spite of German American’s strong risk profile, we, like all insured banking organizations, are facing significantly higher deposit premiums as the FDIC deals with the costs of resolving troubled banking institutions throughout the country.  While we anticipate the elevated level of FDIC deposit premium expense will continue in the coming months, our strong performance continues to set us apart within the financial services industry in terms of both earnings and credit quality.”

Schroeder continued, “As compared to both the prior quarter-end and prior year quarter-end data, our Company’s credit quality continues to compare very favorably with other banking organizations both in our state and in the nation.  As of June 30, 2009, our level of both non-performing loans and past-due loans were better than  the already strong levels recorded at March 31, 2009 and June 30, 2008.  While many other banking companies are experiencing high and increasing levels of non-performing and past-due loans, German American’s disciplined credit culture continues to deliver solid asset quality numbers.  In the face of an ongoing weakened general economic environment, we are continuing to closely monitor the performance of our loan portfolio, as we are very cognizant that the longer the economy remains in a recession mode, our customers will be increasingly challenged in terms of sustaining their impressive level of compliance relative to their loan commitments.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on August 20, 2009 to shareholders of record as of August 10, 2009.

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 28 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operate from its banking offices and a full line property and casualty insurance agency with seven insurance agency offices throughout its market area.

Balance Sheet Highlights

End-of-period loans outstanding increased by 11% on an annualized basis during the second quarter of 2009.  The increase was driven largely by higher levels of commercial and industrial loans (including both real estate and non-real estate).  A majority of the growth in the commercial loan portfolio was attributable to the purchase of approximately $20 million of loans from another financial institution in an existing market of the Company.  This purchase was completed on June 30, 2009.  Partially offsetting this increase was a decline in the residential loan portfolio as market interest rates continued to trend lower during the second quarter of 2009.  The Company continues to actively originate residential mortgage loans, with the vast majority of production being sold into the secondary market.

End of Period Loan Balances				Annualized
	06/30/09	03/31/09	$ Change	% Change

Commercial & Industrial Loans	$536,012	$510,324	$25,688	20%
Agricultural Loans	148,000	144,524	3,476	10%
Consumer Loans	122,327	123,354	(1,027)	-3%
Residential Mortgage Loans	90,976	94,164	(3,188)	-14%
	$897,315	$872,366	$24,949	11%

Non-performing loans totaled $7.4 million at June 30, 2009 compared to $8.2 million of non-performing loans at March 31, 2009.  Non-performing loans represented 0.82% of total outstanding loans at June 30, 2009 and 0.95% of total loans outstanding at March 31, 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

The Company’s allowance for loan losses totaled $10.3 million at June 30, 2009, an increase of $251,000 or 3%, compared with $10.0 million at March 31, 2009.  The allowance for loan losses represented 1.15% of period end loans at both June 30, 2009 and March 31, 2009. The allowance for loan losses represented 140% of period end non-performing loans at June 30, 2009 and 122% of period end non-performing loans at March 31, 2009.

End-of-period deposits increased approximately 1% at June 30, 2009 compared with March 31, 2009 on an annualized basis.  The increase was attributable to growth of the Company’s core deposit base and specifically in interest-bearing demand, savings and money market deposit accounts.

End of Period Deposit Balances				Annualized
	06/30/09	03/31/09	$ Change	% Change

Non-interest-bearing Demand Deposits	$147,049	$149,197	$(2,148)	-6%
Interest-bearing Demand, Savings, & Money Market Accounts	474,323	448,550	25,773	23%
Time Deposits < $100,000	248,315	253,504	(5,189)	-8%
Time Deposits of $100,000 or more & Brokered Deposits	86,062	101,240	(15,178)	-60%
	$955,749	$952,491	$3,258	1%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Results of Operations Highlights

Quarter ended June 30, 2009 compared to quarter ended June 30, 2008

Net income for the quarter ended June 30, 2009 totaled $2,764,000, a decrease of $347,000 or 11% compared to second quarter 2008 net income of $3,111,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended June 30, 2009			Quarter Ended June 30, 2008

	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$30,495	$22	0.29%	$56,413	$283	2.02%
Securities	213,397	2,571	4.82%	161,723	2,162	5.35%
Loans and Leases	882,554	13,527	6.15%	872,274	14,466	6.66%
Total Interest Earning Assets	$1,126,446	$16,120	5.73%	$1,090,410	$16,911	6.23%

Liabilities
Demand Deposit Accounts	$148,214			$138,697

Interest-bearing Demand, Savings, and Money Market Accounts	$458,394	$819	0.72%	$428,604	$1,791	1.68%
Time Deposits	337,352	2,516	2.99%	355,107	3,533	4.00%
FHLB Advances and Other Borrowings	139,959	1,471	4.22%	141,162	1,389	3.96%
Total Interest-Bearing Liabilities	$935,705	$4,806	2.06%	$924,873	$6,713	2.92%
						2.48%
Cost of Funds			1.71%
Net Interest Income		$11,314			$10,198
Net Interest Margin			4.02%			3.75%

During the quarter ended June 30, 2009, net interest income totaled $11,117,000 representing an increase of $1,052,000 or 10% over the second quarter of 2008.  The tax equivalent net interest margin for the second quarter 2009 was 4.02% compared to 3.75% for the second quarter of 2008.

The provision for loan loss totaled $1,000,000 during the quarter ended June 30, 2009, representing an increase of $66,000 or 7% from the second quarter of 2008.  During the second quarter of 2009, the annualized provision for loan loss represented approximately 45 basis points of average loans while annualized net charge-offs represented approximately 34 basis points of average loans.

During the quarter ended June 30, 2009, non-interest income declined approximately 15% compared to the second quarter of 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

Non-interest Income	Qtr Ended	Qtr Ended
	06/30/09	06/30/08	$ Change	% Change

Trust and Investment Product Fees	$457	$636	$(179)	-28%
Service Charges on Deposit Accounts	1,080	1,245	(165)	-13%
Insurance Revenues	1,290	1,307	(17)	-1%
Company Owned Life Insurance	200	200	—	—%
Other Operating Income	368	701	(333)	-48%
Subtotal	3,395	4,089	(694)	-17%
Net Gains on Sales of Loans and Related Assets	461	404	57	14%
Net Gain (Loss) on Securities	(34)	—	(34)	—%
Total Non-interest Income	$3,822	$4,493	$(671)	-15%

Trust and investment product fees decreased 28% during the second quarter of 2009 compared with the same period of 2008.  This decline was primarily attributable to continued volatile economic and market conditions.  Deposit service charges and fees declined by 13% due in large part to less customer utilization of the Company’s overdraft protection program.  Other operating income declined 48% due in large part to write-downs on other real estate owned properties that totaled approximately $228,000 during the second quarter of 2009.

During the quarter ended June 30, 2009, the net gain on sale of residential loans increased 14% over the gain recognized in the quarter ended June 30, 2008.  The increase was attributable to higher levels of residential loan sales and a larger pipeline of residential mortgage loans in the second quarter of 2009, compared to the same period of 2008.

During the quarter ended June 30, 2009, non-interest expense increased approximately 14% compared with the same period of 2008.

Non-interest Expense	Qtr Ended	Qtr Ended
	06/30/09	06/30/08	$ Change	% Change

Salaries and Employee Benefits	$5,515	$5,118	$397	8%
Occupancy, Furniture and Equipment Expense	1,470	1,398	72	5%
FDIC Premiums	885	25	860	3,440%
Data Processing Fees	344	371	(27)	-7%
Professional Fees	405	441	(36)	-8%
Advertising and Promotion	199	293	(94)	-32%
Intangible Amortization	221	223	(2)	-1%
Other Operating Expenses	1,194	1,116	78	7%
Total Non-interest Expense	$10,233	$8,985	$1,248	14%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

Salaries and benefits expense increased approximately 8% during the second quarter of 2009 compared with the second quarter of 2008.  The increase was largely related to an increase in costs associated with the Company’s self-insured health insurance plan.

The Company’s FDIC deposit insurance assessments increased $860,000 during the second quarter of 2009 compared with the second quarter of 2008.  This increase resulted from an industry-wide increase in assessments as the FDIC has begun to recapitalize the deposit insurance fund, in addition to an industry wide special assessment in the second quarter of 2009 of approximately $550,000 which represents 5 basis points of the Company’s subsidiary bank’s total assets less Tier 1 Capital.

Quarter ended June 30, 2009 compared to quarter ended March 31, 2009

Net income for the quarter ended June 30, 2009 totaled $2,764,000, a decrease of $178,000 or 6% compared to first quarter 2009 net income of $2,942,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in Thousands)
	Quarter Ended June 30, 2009			Quarter Ended March 31, 2009

	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$30,495	$22	0.29%	$22,239	$17	0.32%
Securities	213,397	2,571	4.82%	203,854	2,577	5.06%
Loans and Leases	882,554	13,527	6.15%	887,910	13,451	6.13%
Total Interest Earning Assets	$1,126,446	$16,120	5.73%	$1,114,003	$16,045	5.82%

Liabilities
Demand Deposit Accounts	$148,214			$146,308

Interest-bearing Demand, Savings, and Money Market Accounts	$458,394	$819	0.72%	$445,524	$864	0.79%
Time Deposits	337,352	2,516	2.99%	353,500	3,141	3.60%
FHLB Advances and Other Borrowings	139,959	1,471	4.22%	131,876	1,211	3.72%
Total Interest-Bearing Liabilities	$935,705	$4,806	2.06%	$930,900	$5,216	2.27%

Cost of Funds			1.71%			1.90%
Net Interest Income		$11,314			$10,829
Net Interest Margin			4.02%			3.92%

During the quarter ended June 30, 2009, net interest income totaled $11,117,000 representing an increase of $476,000 or 4% over the first quarter of 2009.  The tax equivalent net interest margin for the second quarter 2009 was 4.02% compared to 3.92% for the first quarter of 2008.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

The provision for loan loss totaled $1,000,000 during the quarter ended June 30, 2009, representing an increase of $250,000 or 33% from the first quarter of 2009.

During the quarter ended June 30, 2009, non-interest income declined approximately 10% compared to the first quarter of 2009.

Non-interest Income	Qtr Ended	Qtr Ended
	6/30/09	3/31/09	$ Change	% Change

Trust and Investment Product Fees	$457	$390	$67	17%
Service Charges on Deposit Accounts	1,080	1,060	20	2%
Insurance Revenues	1,290	1,487	(197)	-13%
Company Owned Life Insurance	200	238	(38)	-16%
Other Operating Income	368	504	(136)	-27%
Subtotal	3,395	3,679	(284)	-8%
Net Gains on Sales of Loans and
Related Assets	461	565	(104)	-18%
Net Gain (Loss) on Securities	(34)	—	(34)	—%
Total Non-interest Income	$3,822	$4,244	$(422)	-10%

Trust and investment product fees increased 17% during the second quarter of 2009 compared with the quarter ended March 31, 2009.  Insurance revenues declined 13% during the quarter ended June 30, 2009 compared with the first quarter of 2009. The decline was attributable to contingency revenues that were received in the normal course of business during first quarter of the year and the general cyclical nature of the Company’s property and casualty insurance business.

Other operating income declined 27% principally due to write-downs on other real estate owned properties that totaled approximately $228,000 during the second quarter of 2009.

During the quarter ended June 30, 2009, the net gain on sale of residential loans declined 18% compared to the gain recognized in the quarter ended March 31, 2009.  The decline resulted from a lower pricing margin on the loans originated and sold into the secondary market.

During the quarter ended June 30, 2009, non-interest expense increased approximately 2% compared with the quarter ended March 31, 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

Non-interest Expense	Qtr Ended	Qtr Ended
	06/30/09	03/31/09	$ Change	% Change

Salaries and Employee Benefits	$5,515	$5,614	$(99)	-2%
Occupancy, Furniture and Equipment Expense	1,470	1,529	(59)	-4%
FDIC Premiums	885	335	550	164%
Data Processing Fees	344	357	(13)	-4%
Professional Fees	405	607	(202)	-33%
Advertising and Promotion	199	288	(89)	-31%
Intangible Amortization	221	221	—	—%
Other Operating Expenses	1,194	1,130	64	6%
Total Non-interest Expense	$10,233	$10,081	$152	2%

The Company’s FDIC deposit insurance assessments increased $550,000, or 164%, during the second quarter of 2009 compared with the first quarter of 2009.  This increase resulted from an industry wide special assessment in the second quarter of 2009 of approximately $550,000 which represented 5 basis points of the Company’s subsidiary bank’s total assets less Tier 1 Capital.

Professional fees declined 33% during the quarter ended June 30, 2009 compared with the first quarter of 2009.  This decline was primarily attributable to a lower level of legal fees.

Regulation G Disclosure

This press release includes non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations provided below, provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to provide an additional measure of performance.

The Company recorded FDIC deposit insurance premium expenses during the three month and six month periods ended June 30, 2009 that substantially exceeded the levels of FDIC deposit insurance premium expense during the comparable periods in 2008, primarily due to industry-wide increases assessed by the FDIC to insured banks. While the Company believes that the 2009 levels of FDIC deposit insurance expense incurred by the Company are likely to continue in future periods, the Company believes that excluding the after-tax effects of this increased level of premium expense will provide investors with a basis to compare the Company’s core operating results in 2009 as compared to 2008 without the material distortions caused by this external industry-wide factor.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

	Qtr Ended	EPS
	06/30/09	Impact

Net Income as Reported	$2,764	$0.25
Change in FDIC Premiums, Net of Income Tax	519	0.05
Net Income Excluding Change in FDIC Premiums	3,283	0.30
Net Income as Reported Quarter Ended 06/30/08	3,111	0.28
Difference	$172	$0.02

	Six Months	EPS
	Ended 06/30/09	Impact

Net Income as Reported	$5,706	$0.52
Change in FDIC Premiums, Net of Income Tax	706	0.06
Net Income Excluding Change in FDIC Premiums	6,412	0.58
Net Income as Reported Six Months Ended 06/30/08	6,131	0.55
Difference	$281	$0.03

****

Forward Looking Statements

The Company's statements in this press release regarding the Company’s credit quality and its expected future levels of FDIC deposit insurance expense are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 12

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30,	March 31,	June 30,
	2009	2009	2008

ASSETS
Cash and Due from Banks	$19,064	$18,450	$26,955
Short-term Investments	24,183	28,930	19,578
Investment Securities	202,190	201,544	166,813

Loans Held-for-Sale	12,170	13,172	9,080

Loans, Net of Unearned Income	895,527	870,544	877,219
Allowance for Loan Losses	(10,295)	(10,044)	(9,853)
Net Loans	885,232	860,500	867,366

Stock in FHLB and Other Restricted Stock	10,621	10,621	10,621
Premises and Equipment	22,225	21,970	22,891
Goodwill and Other Intangible Assets	12,740	12,575	13,241
Other Assets	36,067	36,541	38,435
TOTAL ASSETS	$1,224,492	$1,204,303	$1,174,980

LIABILITIES
Non-interest-bearing Demand Deposits	$147,049	$149,197	$154,029
Interest-bearing Demand, Savings, and
Money Market Accounts	474,323	448,550	427,408
Time Deposits	334,377	354,744	342,280
Total Deposits	955,749	952,491	923,717

Borrowings	147,832	130,036	139,563
Other Liabilities	12,194	13,723	13,496
TOTAL LIABILITIES	1,115,775	1,096,250	1,076,776

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,641	79,519	79,439
Retained Earnings	25,631	24,417	19,436
Accumulated Other Comprehensive Income (Loss)	3,445	4,117	(671)
TOTAL SHAREHOLDERS' EQUITY	108,717	108,053	98,204

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$1,224,492	$1,204,303	$1,174,980

END OF PERIOD SHARES OUTSTANDING	11,074,718	11,073,063	11,029,869

BOOK VALUE PER SHARE	$9.82	$9.76	$8.90

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 12

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008

INTEREST INCOME
Interest and Fees on Loans	$13,473	$13,394	$14,426	$26,867	$29,885
Interest on Short-term Investments	22	17	283	39	469
Interest and Dividends on Investment Securities	2,428	2,446	2,069	4,874	4,249
TOTAL INTEREST INCOME	15,923	15,857	16,778	31,780	34,603

INTEREST EXPENSE
Interest on Deposits	3,335	4,005	5,324	7,340	11,511
Interest on Borrowings	1,471	1,211	1,389	2,682	2,908
TOTAL INTEREST EXPENSE	4,806	5,216	6,713	10,022	14,419

NET INTEREST INCOME	11,117	10,641	10,065	21,758	20,184
Provision for Loan Losses	1,000	750	934	1,750	2,278
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,117	9,891	9,131	20,008	17,906

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	461	565	404	1,026	728
Net Gain (Loss) on Securities	(34)	-	-	(34)	285
Other Non-interest Income	3,395	3,679	4,089	7,074	8,512
TOTAL NON-INTEREST INCOME	3,822	4,244	4,493	8,066	9,525

NON-INTEREST EXPENSE
Salaries and Benefits	5,515	5,614	5,118	11,129	10,445
Other Non-interest Expenses	4,718	4,467	3,867	9,185	7,888
TOTAL NON-INTEREST EXPENSE	10,233	10,081	8,985	20,314	18,333

Income before Income Taxes	3,706	4,054	4,639	7,760	9,098
Income Tax Expense	942	1,112	1,528	2,054	2,967

NET INCOME	$2,764	$2,942	$3,111	$5,706	$6,131

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.25	$0.27	$0.28	$0.52	$0.55

WEIGHTED AVERAGE SHARES OUTSTANDING	11,073,081	11,036,942	11,029,484	11,055,111	11,029,484
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,073,575	11,036,942	11,029,535	11,055,111	11,029,585

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 12
GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.92%	0.98%	1.06%	0.95%	1.06%
Annualized Return on Average Equity	10.13%	11.04%	12.49%	10.58%	12.39%
Net Interest Margin	4.02%	3.92%	3.75%	3.97%	3.82%
Efficiency Ratio (1)	67.61%	66.88%	61.16%	67.24%	61.18%
Net Overhead Expense to Average Earning Assets (2)	2.28%	2.10%	1.65%	2.19%	1.64%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.34%	0.10%	0.13%	0.22%	0.11%
Allowance for Loan Losses to Period End Loans	1.15%	1.15%	1.12%
Non-performing Assets to Period End Assets	0.80%	0.88%	0.98%
Non-performing Loans to Period End Loans	0.82%	0.95%	1.10%
Loans 30-89 Days Past Due to Period End Loans	0.54%	1.22%	0.67%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,207,413	$1,196,390	$1,176,990	$1,201,932	$1,160,909
Average Earning Assets	$1,126,446	$1,114,003	$1,090,410	$1,120,259	$1,073,148
Average Total Loans	$882,554	$887,910	$872,274	$885,217	$870,348
Average Demand Deposits	$148,214	$146,308	$138,697	$147,266	$136,766
Average Interest Bearing Liabilities	$935,705	$930,900	$924,873	$933,316	$911,124
Average Equity	$109,119	$106,558	$99,636	$107,846	$98,965

Period End Non-performing Assets (3)	$9,815	$10,604	$11,464
Period End Non-performing Loans (4)	$7,364	$8,237	$9,649
Period End Loans 30-89 Days Past Due (5)	$4,841	$10,613	$5,895

Tax Equivalent Net Interest Income	$11,314	$10,829	$10,198	$22,143	$20,443
Net Charge-offs during Period	$749	$228	$279	$977	$469

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.